KPMG LLP

210 Park Avenue, Suite 2650

Oklahoma City, OK 73102-5683

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Fidelity Assurance Company and

Contract Owners

American Fidelity Separate Account B:

We consent to the use of our report dated February 28, 2020 with respect to the financial statements and financial highlights of American Fidelity Separate Account B as of December 31, 2019 and for the respective years or periods presented therein, incorporated herein by reference. We also consent to the reference to our firm under the heading “Custodian and Independent Registered Public Accounting Firm” in the statement of additional information.

Oklahoma City, Oklahoma

April 27, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

KPMG LLP

210 Park Avenue, Suite 2650

Oklahoma City, OK 73102-5683

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Fidelity Assurance Company and

Contract Owners

American Fidelity Separate Account B:

We consent to the use of our report dated April 13, 2020, with respect to the statutory statements of admitted assets, liabilities, and capital and surplus of American Fidelity Assurance Company as of December 31, 2019 and 2018, and the related statutory statements of operations, capital and surplus, and cash flow for each of the years in the two-year period ended December 31, 2019, and the related notes and financial statement schedules I, III and IV incorporated herein by reference and to the reference to our firm under the heading “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of the Registration Statement (333-25663) under the Securities Act of 1933 on Form N-4 dated April 28, 2021.

Our report dated April 13, 2020 includes explanatory language that American Fidelity Assurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Oklahoma Insurance Department, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented in accordance with U.S. generally accepted accounting principles, and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Oklahoma Insurance Department.

Oklahoma City, Oklahoma

April 27, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.